Exhibit 10.45

LANCER CORPORATION

STOCK OPTION PLAN

of

2002

LANCER CORPORATION

STOCK OPTION PLAN

of 2002

SECTION 1 – PURPOSE OF PLAN

This Stock Option Plan is intended to promote the long-term interests of the Company and its shareholders by providing officers and other key employees of the Company and its Affiliates and other key individuals including the Board of Directors and other non-employees with an additional incentive to promote the financial success of the Company and its Affiliates.

SECTION 2 – DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

“Affiliate” of Lancer means any unincorporated organization, general partnership, limited partnership, limited liability company, corporation or other entity that Lancer directly or indirectly controls or in which it has at least a fifty percent ownership interest.

“Agreement”:  A stock option agreement evidencing an Award in such form as adopted by the Committee pursuant to the Plan, such as a notice of grant of stock option.

“Award”:  An award of an Option under the Plan.

“Board of Directors”:  the Board of Directors of the Company.

“Change in Control” shall mean any of the following:

(1)             any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(2)             any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

(3)             any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(4)             the cessation of control (by virtue of their not constituting a majority of directors) of the Company’s Board of Directors by the individuals (the “Continuing Directors”) who (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved); or

(5)             (A) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Beneficial Ownership”)) of an aggregate of 15% of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under such Act) who Beneficially Owned less than 10% of the voting power of the Company’s outstanding voting securities on the date hereof, (B) the acquisition of Beneficial Ownership of an additional 5% of the voting power of the Company’s outstanding voting securities by any person or group who Beneficially Owned at least 10% of the voting power of the Company’s outstanding voting securities on the date hereof, or (C) the execution by the Company and a stockholder of a contract that by its terms grants such stockholder (in its, hers or his capacity as a stockholder) or such stockholder’s Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933 (an “Affiliate”)) including, without limitation, such stockholder’s nominee to the Board of Directors (in its, hers or his capacity as an Affiliate of such stockholder), the right to veto or block decisions or actions of the Board of Directors; provided, however, that notwithstanding the foregoing, the events described in items (A), (B) or (C) above shall not constitute a Change in Control hereunder if the securityholder is (aa) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (bb) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (cc) in the case of an acquisition described in items (A) or (B) above (but not in the case of an acquisition described in item (C) above), any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; provided further, however, that none of the following shall constitute a Change in Control:  (aa) the right of the holders of any voting securities of the Company to vote as a class on any matter or (bb) any vote required of disinterested or unaffiliated directors or stockholders including, without limitation, pursuant to Section 144 of the Delaware General Corporation Law or Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934.

(6)             Subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

“Code”:  The Internal Revenue Code of 1986, as amended from time to time.

“Committee”:  The Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors.

“Company”:  Lancer Corporation, a Texas corporation.

“Effective Date”:  The date on which the Plan shall become effective as set forth in Section 10 hereof.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, together with all regulations and rules issued thereunder.

“Exercise Price”:  The price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option.

“Fair Market Value”:  As applied to a specific date, the closing quoted selling price of a Share on the American Stock Exchange on such date, or if there are no reported sales on such date, on the last preceding date on which sales were reported.  The Fair Market Value determined by the Committee in good faith in such manner shall be final, binding and conclusive on all parties.

“Option” shall mean a right to purchase stock granted pursuant to the Plan.

“Participant”:  An individual who has been granted an Award under the Plan.

“Plan”:  This Lancer Corporation Stock Option Plan of 2002, as the same may be amended from time to time.

“Shares”:  Shares of the Company’s authorized but unissued or reacquired $.01 par value common stock, or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of Section 4(b) hereof.

“Subsidiary”:  Any “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

SECTION 3 – PARTICIPATION

Except as modified below, the class of person eligible to receive Awards under the Plan shall be those officers and other key employees of the Company or its Affiliates and those non-employees of the Company or its Affiliates, including Board members, as designated by the Committee from time to time.

SECTION 4 – SHARES SUBJECT TO PLAN

(a)                                  Maximum Shares.  Subject to adjustment by the operation of Section 4(b) hereof, the maximum number of shares with respect to which Awards may be made under the Plan is 200,000.  The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares.  An Award shall not be considered to have been made under the Plan with respect to any Option to the extent that it terminates without being exercised, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

(b)                                 Adjustment of Shares and Price.  In the event that the Shares are changed into or exchanged for a different kind or number of shares of Stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure, then the number of Shares subject to this Plan and to Awards granted hereunder and the purchase price, repurchase price or Exercise Price for such Shares shall be equitably adjusted by the Committee to prevent the dilution or enlargement of Awards, and any new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject to this Plan and to Awards granted hereunder; provided, however, that fractional shares may be deleted from any such adjustment or substitution.

SECTION 5 – GENERAL TERMS AND CONDITIONS OF OPTIONS

(a)                                  General Terms.  The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof.  In particular, the Committee shall prescribe the following terms and conditions:

(i)	the Exercise Price of any Option, determined in accordance with Section 5(b) hereof;

(ii)	the number of Shares subject to, and the expiration date of, any Option; provided, however, that no Option shall have a term in excess of 10 years from the date of grant of the Option;

(iii)	the manner, time and rate (cumulative or otherwise) of exercise of such Option; and

(iv)                              the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.  The Committee may, as a condition of granting any Option, require that a Participant agree not to thereafter exercise one or more Options previously granted to such Participant.

(b)                                 Exercise Price.  The Exercise Price shall be determined by the Committee and shall not be less than the Fair Market Value per Share on the date of grant.

SECTION 6 – EXERCISE OF OPTIONS

(a)                                  General Exercise Rights.  An Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and with respect to an Option granted to an employee of the Company or its Affiliates except as provided in Section 6(c) hereof, no such Option may be exercised unless at the time such participant exercises such Option, such Participant is an employee of, and has continuously since the grant thereof been an employee of, the Company or an Affiliate.  Transfer of employment between Affiliates or between an Affiliate and the Company shall not be considered an interruption or termination of employment for any purpose of this Plan.  Neither shall a leave of absence at the request, or with the approval, of the Company or an Affiliate be deemed an interruption or termination of employment.  An Option also shall contain such conditions upon exercise (including, without limitations, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitations, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission.

(b)                                 Notice of Exercise.  An Option may not be exercised with respect to less than 25 Shares, unless the exercise relates to all Shares covered by the Option at the date of exercise.  An Option shall be exercised by delivery of a written notice to the Company.  Such notice shall state the election to exercise the Option and the number of whole Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option.  Such notice shall either:  (a) be accompanied by payment of the full Exercise Price and all applicable withholding taxes, in which event the Company shall deliver any certificate(s) representing Shares which the Participant is entitled to receive as a result of the exercise as soon as practicable after the notice has been received: or (b) notice of an intent to tender of Company Stock equal in fair market values to the Option Exercise Price and all applicable withholding taxes, against delivery by the Company of any certificate(s) representing Shares which the Participant is entitled to receive as a result of the exercise.  Payment of such Exercise Price and withholding taxes shall be made as provided in Sections 6(d) and 8, respectively.  In the event the Option shall be exercised pursuant to Section 6(c)(i) hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

(c)                                  Exercise After Termination of Employment or Service.  With respect to an Option granted to an employee of the Company or its Affiliates, or to a Board member in connection with his or her service on the Board, except as otherwise determined by the Committee at the date of grant of the Option or Award and as is provided in the applicable Agreement evidencing the Option, upon termination of a Participant’s employment with the Company or any of its Affiliates or termination of Service on the Board, as the case may be such Participant (or in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) may exercise such Option during the following periods of time (but in no event after the normal expiration date of such Option):

(i)                                     except for Board members, in the case of termination as a result of death of the Participant, the Option shall remain exercisable (as to the number of shares exercisable on the termination date) for one year after the date of termination, and in the case of disability or retirement for ninety days after the date of termination.  For Board members, upon death or disability the options shall remain exercisable for the remaining term of the grant.  For this purpose, “disability” shall mean such physical or mental condition affecting the Participant as determined by the Committee in its sole discretion, and “retirement” shall mean voluntary retirement from the Company or any Affiliate;

(ii)                                  in the case of termination for cause, the Option shall immediately terminate and shall no longer be exercisable; and

(iii)                               in the case of termination for any reason other than those set forth in subparagraphs (i) and (ii) above, with respect to the shares exercisable on the date of termination, the Option shall remain exercisable for 90 days after the date of termination, except for Board members who shall have the remaining term of their grant to exercise their Options.

To the extent the Option is not exercised within the foregoing periods of time, the Option shall automatically terminate at the end of the applicable period of time.

(d)                                 Payment of Option Exercise Price.  Upon the exercise of an Option, payment of the Exercise Price shall be made either (i) in cash (by certified check, personal check, bank draft or money order), (ii) with the consent of the Committee, by delivering Shares owned by the Participant for more than six (6) months valued at Fair Market Value, or (iii) by a combination of the foregoing forms of payment.

(e)                                  Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to any Shares issuable on exercise of any Option until the date of the issuance of a stock certificate to the Participant for such Shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

(f)                                    Effect of Dissolution, Merger, Etc.  Upon a Change in Control, all unvested portions of then outstanding Options shall immediately vest.

SECTION 7 – RESTRICTIONS ON TRANSFERS; GOVERNMENT

REGULATIONS

(a)                                  Awards Not Transferable.  No Option nor any right or interest of a Participant under the Plan in any instrument evidencing any Option under the Plan may be assigned, encumbered, or transferred, except, in the event of the death of a Participant, by will or the laws of descent and distribution.

(b)                                 Government Regulations.  This Plan, the granting of Awards under this Plan and the issuance or transfer of Shares (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation “no action” positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Shares shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with.  In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.  The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing or for quotation on any stock exchange or automated quotation system on which Shares may then be listed or quoted, and (ii) the completion and effectiveness of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

SECTION 8 – TAX WITHHOLDING

The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes.  The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash, or with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment).  There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld.  Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer or vesting of Shares under this Plan, the Company may, pursuant to such rules as the Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory.  Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

SECTION 9 – ADMINISTRATION OF PLAN

(a)                                  The Committee.  The Plan shall be administered by the Committee, which shall be comprised of two or more members of the Board of Directors, each of whom shall be a “non-employee director” as defined in Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

(b)                                 Committee Action.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee.  All decisions and determinations of the Committee shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Options.  Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

(c)                                  Committee Authority.  In amplification of the Committee’s powers and duties, but not by way of limitation, the Committee shall have full authority and power to:

(i)	Construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

(ii)	Decide all questions of eligibility for Plan participation and for the grant of Awards;

(iii)	Adopt forms of Agreements and other documents consistent with the Plan;

(iv)                              Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

(v)                                 Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.

(d)                                 Indemnification.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys’ fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

SECTION 10 – EFFECTIVE DATE

The effective date of this Plan shall be November 21, 2002, the date such Plan was approved by the Board of Directors.

SECTION 11 – AMENDMENT AND TERMINATION

(a)                                  The Plan.

(i)                                     Amendment.  The Board of Directors may amend the Plan from time to time in its sole discretion; provided, however, that no such amendment shall, without the approval of the shareholders of the Company if such approval is required by the laws of the State of Texas or Rule 16b-3 under the Exchange Act:  (a) change the class of persons eligible to receive Awards or otherwise materially modify the requirements as to eligibility for participation in the Plan; (b) increase the aggregate number of Shares with respect to which Awards may be made under the Plan; (c) materially increase the benefits accruing to Participants under the Plan; or (d) remove the administration of the Plan from the Committee or render any member of the Committee eligible to receive an Award under the Plan while serving thereon.  Any purported amendment in violation of these restrictions shall be void and of no effect.  Furthermore, no amendment shall impair the rights of any Participants under any Award theretofore made under the Plan, without the Participant’s consent.

(ii)                                  Termination.  The Board of Directors may suspend or terminate the Plan at any time.  Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect with respect to outstanding and unexercised Options granted under the Plan and Shares issued under the Plan.

(b)                                 Awards.  Subject to the terms and conditions and the limitations of the Plan, the Board may in the exercise of its sole discretion modify, extend or renew the terms of outstanding Awards (to the extent not theretofore exercised) and authorize the granting of new Awards in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, impair any rights or obligations under any Awards theretofore granted under the Plan.

SECTION 12 – MISCELLANEOUS

(a)                                  Employment.  Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment of any Participant with the Company or any of its Affiliates.  No person shall have a right to be granted Awards or, having been selected as a Participant for one Award, to be so selected again.

(b)                                 Multiple Awards.  Subject to the terms and restrictions set forth in the Plan, a Participant may hold more than one Award.

(c)                                  Written Notice.  As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Committee.  Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given.  Written notice shall be given to the Committee and the Company at the following address or such other address as may be specified from time to time:

Lancer Corporation

6655 Lancer Blvd.

San Antonio, Texas 78219

Attn:  Secretary

(d)                                 Applicable Law; Severability.  The Plan shall be governed by and construed in all respect in accordance with the laws of the State of Texas.  If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

(e)                                  Reservation of Shares of Stock.  The Company, during the term of this Plan, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, 200,000 shares of Stock that shall be sufficient to satisfy the requirements of this Plan.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary of counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.